UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2017 (January 17, 2017)

____________________

ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)       Effective January 17, 2017, in accordance with authority provided under the By-Laws of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank and Trust Company (the “Bank”), the Boards of Directors of the Company and the Bank appointed Shelagh E. Mahoney to each of the Board of Directors of the Company and the Bank. Ms. Mahoney will serve as a director until the 2018 annual shareholders’ meeting.

Ms. Mahoney, 51, is a lifelong resident of Lowell, Massachusetts and currently serves as Chief Executive Officer and Owner of Eastern Salt Company, Inc., Eastern Minerals, Inc., and Atlantic Salt, Inc., all of which are headquartered in Lowell, Massachusetts, Granite State Minerals, Inc. of Portsmouth, New Hampshire, and Oceanport LLC of Claymont, Delaware. Ms. Mahoney also serves as a director for three international salt mining, distribution and port companies. Ms. Mahoney serves on the Advisory Council of Fairfield University’s Dolan School of Business, and also serves on the Board of Directors of Noble Maritime Collection, the Boys and Girls Club of Chelsea, Massachusetts, Boston Harbor NOW, and Americans for the Arts. Ms. Mahoney received a BA in Economics from Fairfield University and an MBA from Babson College.

In connection with her appointment, Ms. Mahoney will receive $750 for attendance at each of the Board of Directors meetings and an annual retainer of $13,200, which is the same compensation paid to the Company’s other non-employee directors. The annual retainer for serving on the Board of Directors will be paid in equal monthly installments. There are no transactions between Ms. Mahoney and the Company that would be reportable under Item 404(a) of Regulation S-K. Ms. Mahoney does not have any arrangements or understandings with any other person pursuant to which she was appointed.

As of the date of this Current Report on Form 8-K, Ms. Mahoney has not been appointed to any Board committees of the Company or the Bank, and neither the Company nor the Bank has yet identified any Board committees to which Ms. Mahoney is expected to be appointed. Upon her appointment to any Board committees, Ms. Mahoney will receive attendance and retainer fees consistent with those fees paid to the other members serving on such Board committees.
A copy of the Company’s press release announcing Ms. Mahoney’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits
(a)         Not applicable
(b)         Not applicable
(c)         Not applicable
(d)         The following exhibit is included with this report:

Exhibit 99.1 Press release, dated January 17, 2017, announcing the appointment of Shelagh E. Mahoney as a director of the Company and the Bank.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ENTERPRISE BANCORP, INC.

Date: January 20, 2017                By:     /s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer

4